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Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES LLC

        We hereby consent to (i) the use of our opinion letter dated June 30, 2015 to the Board of Trustees of Chambers Street Properties (the "Company") included as Annex B to the Joint Proxy relating to the proposed merger of the Company and Gramercy Property Trust, Inc., and (ii) the references to such opinion in such Joint Proxy. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC
By:	/s/ VINEET SETH Name: Vineet Seth Title: Managing Director

October 22, 2015

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  Exhibit 99.1
CONSENT OF J.P. MORGAN SECURITIES LLC